Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-1 of our audit report dated April 30, 2025, relating to the financial statements of CTI Pharmaceutical Holdings, Inc. as of December 31, 2024 and for the period from January 1, 2024 through December 31, 2024. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Holt & Patterson, LLC

Holt & Patterson, LLC

Chesterfield, MO

December 18, 2025